EXHIBIT 10.14

OFFICER’S CERTIFICATE

The undersigned, in the capacity of Chief Executive Officer of ONE Bio, Corp. (“ONE”), does hereby certify as follows:

I am the Chief Executive Officer of ONE and have full knowledge of the corporate and business activities of ONE and its subsidiaries, including ONE’s 82.67% owned subsidiary, Green Planet Bioengineering Co., Ltd. (the “GP”);

Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of GP, as amended to date.  The Articles of Incorporation have not been further amended or changed.

Attached hereto as Exhibit B is a true and correct copy of the Bylaws of GPas amended to date.  The Bylaws have not been further amended or changed.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 14th day of April, 2010.

ONE Bio, Corp.

By: /s/ Marius Silvasan
Marius Silvasan, Chief Executive Officer